Exhibit (g)(6)

AMENDMENT NO. 5

To the

MASTER CUSTODIAN CONTRACT

Amendment, as of February 25, 2005, to the Master Custodian Contract dated September 26, 2001, (the “Contract”) among Each Registered Investment Company Identified on Appendix A (each, a “Fund” and collectively, the “Funds”) and State Street Bank and Trust Company (the “Custodian”).

WHEREAS, the Custodian and the Fund wish to document recent changes and to update Appendix A to the Master Custodian Contract for various Funds under the Contract, as reflected below;

WHEREAS, the Munder Institutional Government Money Market Fund, a series of Munder Series Trust (“MST”), was liquidated on December 13, 2004;

WHEREAS, the Munder International Growth Fund and the Munder Emerging Markets Fund were merged with and into the Munder International Equity Fund (each a separate series of MST) on February 4, 2005;

WHEREAS, the Munder Small Company Growth Fund was merged with and into the Munder Micro-Cap Equity Fund (each a separate series of MST) on February 25, 2005; and

WHEREAS, on February 8, 2005, the Board of Trustees of The Munder Framlington Funds Trust (“MFFT”) approved the change in name of MFFT from The Munder Framlington Funds Trust to Munder Series Trust II (“MST II”).

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Custodian and the Funds agree to amend the Contract as follows:

1.	The Contract is hereby terminated in its entirety with respect to the Munder Institutional Government Money Market Fund as of December 14, 2004.

2.	The Contract is hereby terminated in its entirety with respect to the Munder International Growth Fund as of February 5, 2005.

3.	The Contract is hereby terminated in its entirety with respect to the Munder Emerging Markets Fund as of February 5, 2005.

4.	The Contract is hereby terminated in its entirety with respect to the Munder Small Company Growth Fund as of February 26, 2005.

5.	All references in the Contract to MFFT and The Munder Framlington Funds Trust are hereby deleted and replaced with references to MST II and Munder Series Trust II, respectively.

IN WITNESS WHEREOF, the parties have caused this document to be executed by its duly authorized officer below.

MUNDER SERIES TRUST
On behalf of its Funds

MUNDER SERIES TRUST II
On behalf of its Fund

By:	/s/ Amy D. Eisenbeis
Name:	Amy D. Eisenbeis
Title:	Assistant Secretary

STATE STREET BANK AND TRUST COMPANY

/s/ Joseph L. Hooley
Name:	Joseph L. Hooley
Title:	Executive Vice President

MASTER CUSTODIAN AGREEMENT

APPENDIX A

Dated as of February 25, 2005

Munder Series Trust
Liquidity Money Market Fund
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Future Technology Fund
Munder Index 500 Fund
Munder Institutional Money Market Fund
Munder Intermediate Bond Fund
Munder International Bond Fund
Munder International Equity Fund
Munder Large-Cap Value Fund
Munder Michigan Tax-Free Bond Fund
Munder Micro-Cap Equity Fund
Munder MidCap Select Fund
Munder Multi-Season Growth Fund
Munder NetNet Fund
Munder Power Plus Fund
Munder Real Estate Equity Investment Fund
Munder Small-Cap Value Fund
Munder S&P® MidCap Index Equity Fund
Munder S&P® SmallCap Index Equity Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Money Market Fund
Munder Tax-Free Short & Intermediate Bond Fund
Munder U.S. Government Income Fund

Munder Series Trust II
Munder Healthcare Fund

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